SunCoke Energy Partners, L.P. Q2 2018 Earnings Conference Call July 26, 2018 Exhibit 99.2

Forward-Looking Statements This slide presentation should be reviewed in conjunction with the Second Quarter 2018 earnings release of SunCoke Energy Partners, L.P. (SXCP) and conference call held on July 26, 2018 at 10:00 a.m. ET. Some of the information included in this presentation constitutes “forward-looking statements.” All statements in this presentation that express opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SunCoke Energy, Inc. (SXC) or SXCP, in contrast with statements of historical facts, are forward-looking statements. Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Although management believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of assumptions, risks and uncertainties. Many of these risks are beyond the control of SXC and SXCP, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. For more information concerning these factors, see the Securities and Exchange Commission filings of SXC and SXCP.  All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Although forward-looking statements are based on current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. SXC and SXCP do not have any intention or obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or after the date of this presentation, except as required by applicable law. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix.   SXCP Q2 2018 Earnings Call

Q2 2018 Highlights SXCP Q2 2018 Earnings Call Safety and operating performance across coke and logistics fleet in line with expectations Delivered solid Q2 2018 Adj. EBITDA of $55.5M; ended quarter with ample liquidity of ~$165M CMT achieved its third consecutive quarter of record transloading volumes; increasing 2018 CMT total throughput volumes to 11.5Mt Declared quarterly distribution of $0.40/unit; delivered solid Q2 2018 distributable cash flow and cash coverage Positioned to achieve FY 2018 Adj. EBITDA attrib. to SXCP guidance of $215M to $225M

Q2 2018 Financial Performance Q2 2018 net income attributable to SXCP of $18.8M up from loss of $12.9M in the prior year quarter Absence of $19.9 million loss on extinguishment of debt related to debt refinancing activities in the prior year period Strong logistics operating performance Q2 2018 Adj. EBITDA of $55.5M up $12.5M, or 29% Distributable Cash Flow of $31.0M and cash coverage of 1.64x(3) Q2 2018 OCF of $9.3M Q2 2018 and Q2 2017 OCF coverage ratio of 0.49x(4) and 0.41x, respectively Please see appendix for a definition and reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Cash Coverage Ratio Includes $8.4M impact of IDR/corporate cost repayment to SXC Reflects the Q2 2018 declared distribution of $0.40/unit Operating cash flow coverage ratio is net cash provided by operating activities divided by quarterly cash distributions to the limited and general partners. Includes Senior Notes interest payment of $26.3M made during second quarter 2018 (SXCP interest payments are in 2nd and 4th quarter) SXCP Q2 2018 Earnings Call ($ in millions, except coverage ratio) (2) Distributable Cash Flow Distribution Cash Coverage Ratio ($ in millions) Net Income/(Loss) Attrib. to NCI Attrib. to SXCP Adjusted EBITDA Actual Actual

Adj. EBITDA(1) – Q2 ‘17 to Q2 ‘18 ($ in millions) Please see appendix for a definition and reconciliation of Adjusted EBITDA. (1) (1) ($1.2M) Higher maintenance and operating expenses partially offset by improved production yields and energy revenue $3.4M – Impact of timing and scope of planned outages $1.4M – Absence of unfavorable coal cost recovery in Q2 2017 Primarily due to record sales volumes at CMT Q2 ‘18 Adjusted EBITDA driven by improved domestic coke performance and record CMT transloading volume SXCP Q2 2018 Earnings Call

Coke Business Summary

SXCP SXCPartners

Q2 2018 cokemaking performance supports FY 2018 outlook

Cokemaking Performance (100% Basis)[1,2]



(Coke Production, Kt)
$66/ton
$85/ton
$69/ton
$71/ton
$70/ton
566
595
586
554
589
148
154
148
153
155
158
174
171
156
168
260
267
267
245
266
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Sales Tons
569K
585K
580K
568K
589K
Adjusted EBITDA/ton(2)
Middletown
Granite City
Haverhill

(1) Represents Haverhill, Middletown and Granite City on a 100% basis.
(2) Please see appendix for a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA per ton

Achieved solid Q2 2018 Adj. EBITDA/ton[1,2] of ~$70

Q2 2018 Cokemaking Adj. EBITDA[1,2] of $41.0M up $3.5M vs Q2 2017

- Higher maintenance and operating costs partially offset by higher coke production and solid yield performance across Domestic Coke facilities
- Benefit from timing of planned outages and absence of unfavorable coal cost recovery in Q2 2017

SXCP Q2 2018 Earnings Call 6

Logistics Business Summary

SXCP SXCPartners

Q2 2018 performance driven primarily by significant increase in CMT volumes

Logistics Performance


(Tons Handled, Kt)
$9.6M
$12.3M
$34.8M
$13.4M
$19.2M
4,909
4,862
5,326
5,531
6,686
3,082
3,100
2,942
3,003
3,474
1,827
1,762
2,384
2,528
3,213
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
CMT Adj. EBITDA(1)
$7.2M
$9.7M
$29.5M(2)
$12.0M
$16.7M
Total Logistics Adj. EBITDA ($M)(1)
CMT (coal & liquids)
Logistics (ex. CMT)

(1) Adjusted EBITDA includes Logistics deferred revenue when it is recognized as GAAP revenue. Please see appendix for a definition and reconciliation of Adjusted EBITDA

(2) Q4 2017 Adjusted EBITDA includes $16.4M recognition of previously deferred revenue related to take-or-pay shortfalls throughout 2017.

Delivered Q2 '18 Adj. EBITDA of $19.2M

- Increased volumes due to continued favorable coal export market dynamics
- Increase CMT 2018 base take-or-pay volumes to 10.0Mt; total throughput up to 11.5Mt

CMT contributed $16.7M to Q2 2018 Adjusted EBITDA

- No take-or-pay volume shortfalls (e.g. deferred revenue) through the first half of 2018 on coal export tons
- Costs associated with high water levels of $1.1M in the quarter ($1.8M YTD); water levels back to normal in middle of Q2 2018
- 300Kt merchant throughput tons in Q2 '18

SXCP Q2 2018 Earnings Call 7

Q2 2018 Liquidity ($ in millions) Revolver Availability: $153M SXCP maintains ample liquidity of ~$165M SXCP Q2 2018 Earnings Call (Consolidated) Q2 ’18 Total Debt $841M Gross Leverage(1) 3.82x Gross leverage for Q2 2018 calculated using midpoint of FY 2018E Adjusted EBITDA attributable to SXCP guidance. Max leverage covenant currently at 4.5x and steps-down to 4.0x debt to EBITDA in June 2020. Distribution of $0.40/unit paid in Q2 ‘18 $10.3M Granite City Remediation CapEx $7.5M Ongoing CapEx Includes $26.3M semi-annual Senior Note interest payment

2018 Outlook

SXCP SXCPartners

Intend to deploy meaningful cash savings in 2018 and 2019 to de-lever SXCP balance sheet and build cash

Expect to generate between $122M and $132M of DCF in FY 2018

- Anticipate deploying excess cash towards revolver pay down in the second half of 2018
- Targeting ~$25 million of debt repayment in 2018; expect additional debt reduction in 2019

Expect FY 2018 distribution cash coverage ratio of 1.62x to 1.75x

	FY 2018	
($ in millions)	Low	High
Adjusted EBITDA attributable to SXCP	**$215**	**$225**
Less:		
CMT Deferred Revenue	0	0
Ongoing capex *(SXCP share)*	25	25
Replacement capex accrual	8	8
Cash tax accrual[1]	3	3
Cash interest accrual	57	57
Estimated distributable cash flow	**$122**	**$132**
Estimated distributions[2]	**$76**	**$76**
Total distribution cash coverage ratio[3]	**1.62x**	**1.75x**
Estimated distributable cash flow	**$122**	**$132**
+ Replacement capex accrual	$8	$8
- GCO Environmental CapEx, net[4]	($15)	($15)
Estimated distributable cash flow, net	**$115**	**$125**
Estimated distributions[2]	**$76**	**$76**
Total excess cash after distributions[5]	**$39**	**$49**
Est. cash coverage ratio after Environ. CapEx[6]	**1.52x**	**1.66x**

(1) Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(2) Reflects 4 quarters of declared distributions in 2018 at $0.40/unit quarterly rate.
(3) Total distribution cash coverage ratio is estimated distributable cash flow divided by estimated distributions.
(4) Environmental gas sharing capex, net of SXC's ~$20M reimbursement.
(5) Represents estimated distributable cash flow, net less estimated distributions.
(6) Est. cash coverage ratio after Environ. CapEx is calculated using estimated distributable cash flow, net divided by estimated distributions.

SXCP Q2 2018 Earnings Call 9

2018 Key Initiatives SXCP Q2 2018 Earnings Call Drive strong operational & safety performance while optimizing asset utilization Deliver Operations Excellence and Optimize Asset Base Implement gas sharing technology project to drive improved environmental performance Complete Execution of Granite City Gas Sharing Project Secure further new business to contribute towards $5M – $10M EBITDA target in next 2 years Leverage CMT Capabilities to Diversify Customer & Product Mix Achieve $215M – $225M Adj. EBITDA attrib. to SXCP and $122M – $132M DCF guidance Accomplish 2018 Financial Objectives

Questions

Investor Relations 630-824-1987 www.suncoke.com

Appendix

Definitions Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any loss (gain) on extinguishment of debt and/or changes to our contingent consideration liability related to our acquisition of the CMT. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership's net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. •Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. SXCP Q2 2018 Earnings Call

Definitions Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Logistics deferred revenue; less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP's financial statements, such as industry analysts, investors, lenders and rating agencies use to assess: SXCP's operating performance as compared to other publicly traded partnerships, without regard to historical cost basis; the ability of SXCP's assets to generate sufficient cash flow to make distributions to SXCP's unitholders; SXCP's ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP's financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used. Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee. SXCP Q2 2018 Earnings Call

Q2 2018 Adj. EBITDA Reconciliation SXCP Q2 2018 Earnings Call The Partnership recorded a loss on extinguishment of debt as a result of its debt refinancing activities which occurred during the second quarter of 2017. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

Q2 2018 Adj. EBITDA Reconciliation SXCP Q2 2018 Earnings Call Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

Q2 2018 Distributable Cash Flow Reconciliation SXCP Q2 2018 Earnings Call The Partnership recorded a loss on extinguishment of debt as a result of its debt refinancing activities which occurred during the second quarter of 2017. Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow. Represents SXC corporate cost reimbursement holiday/deferral. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

Q2 2018 Distributable Cash Flow Reconciliation SXCP Q2 2018 Earnings Call Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable. Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow. Represents SXC corporate cost reimbursement holiday/deferral. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. Operating cash flow coverage ratio is net cash provided by operating activities divided by quarterly cash distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis. Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

Balance Sheet & Debt Metrics SXCP Q2 2018 Earnings Call Represents mid-point of FY 2018 guidance for Adj. EBITDA attributable to SXCP. Max Gross Debt / EBITDA Covenant: May 2017 – June 2020: 4.5x July 2020 – May 2022: 4.0x

2018E Guidance Reconciliation Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. SXCP Q2 2018 Earnings Call

2018E Guidance Reconciliation Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. SXCP Q2 2018 Earnings Call

2018E Guidance Reconciliation Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. SXCP Q2 2018 Earnings Call

2018E Guidance Reconciliation Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable. Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. Estimated distributions assumes distributions are held constant at $0.40 per unit each quarter. Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis. Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners. SXCP Q2 2018 Earnings Call

2018 Capital Expenditures Environmental Remediation cost at Granite City, which was pre-funded from dropdown proceeds. Excludes the impact of capitalized interest. Continued execution of Granite City Gas Sharing project in 2018 Anticipate ~$35M of CapEx in 2018 (~$55M in total in ‘17 & ‘18) Anticipate additional ongoing expenditures for one-time coke improvement projects SXCP Q2 2018 Earnings Call

Thermal Coal Export Profitability

SXCP
SXCPartners

Solid API2 benchmark price should continue to support CMT ILB producers' competitiveness in maintaining viable exports



$93
$4
($15)
($16)
($6)
($21)
$38
API 2 Benchmark (1)
BTU Premium
Sulfur Penalty
Ocean Freight (2)
Metric to Short Conversion
Inland Freight (3)
Mine Netback
(in $ per metric tonne)
(in $ per short ton)

Believe ILB export thermal solidly profitable at Q2 '18 API2 benchmark pricing of ~$93/t

- Based on average ILB cash cost, netback calculation implies attractive margins
- 2019 and 2020 API2 forward price is ~$93/t and ~$88/t, respectively[4]

CMT well-positioned to serve existing ILB thermal coal producers

(1) Netback calculation example assuming $93 per metric tonne prompt API 2 benchmark (Q2 2018 average).
(2) Ocean Freight for 70,000 metric tonne US Gulf/ARA Coal Panamax freight.
(3) Consists of CN rail transportation from ILB coal mines to CMT and terminal transloading costs
(4) Source: DTC

SXCP Q2 2018 Earnings Call

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